Exhibit 99.1

Contact:

David Smith

(212) 479-3140

NEW SENIOR ANNOUNCES SECOND QUARTER 2016 RESULTS

NEW YORK — August 4, 2016 — New Senior Investment Group Inc. (“New Senior” or the “Company”) (NYSE: SNR) announced today its results for the quarter ended June 30, 2016.

2Q 2016 FINANCIAL HIGHLIGHTS

•	Declared cash dividend of $0.26 per common share

•	Net loss of $27.4 million, or $0.33 per basic and diluted share

•	Total NOI of $57.9 million compared to $57.3 million for 1Q’16

•	Normalized Funds from Operations (“Normalized FFO”) of $27.7 million, or $0.34 per basic share and $0.33 per diluted share, compared to $26.5 million, or $0.32 per basic and diluted share, for 1Q’16

•	AFFO of $25.2 million, or $0.31 per basic share and $0.30 per diluted share, compared to $23.9 million, or $0.29 per basic and diluted share, for 1Q’16

•	Normalized Funds Available for Distribution (“Normalized FAD”) of $23.1 million, or $0.28 per basic and diluted share, compared to $21.8 million, or $0.26 per basic and diluted share, for 1Q’16

2Q 2016 BUSINESS HIGHLIGHTS

•	Total managed portfolio average occupancy increased 210 basis points to 88.3% vs. 2Q’15, and was flat vs. 1Q’16

•	Same store average occupancy for the managed portfolio increased 120 basis points vs. 2Q’15, and was flat vs. 1Q’16

•	Same store net operating income (“NOI”) increased 2.1% for the managed portfolio vs. 1Q’16

•	Occupancy for the triple net portfolio increased 60 basis points vs. 2Q’15

“Our portfolio produced stable results this quarter, delivering same store NOI growth for our managed portfolio of 2.1% and flat occupancy over the first quarter of 2016,” New Senior Chief Executive Officer Susan Givens said. “In addition, we achieved growth in AFFO per basic share of 7% versus the first quarter of 2016. We continue to pursue selective asset sales and expect to complete sales in the fourth quarter of 2016.”

SECOND QUARTER 2016 RESULTS

Dollars in thousands, except per share data

	For the Quarter Ended June 30, 2016
	Amount	Per Basic Share(B)	Per Diluted Share(B)
GAAP
Net loss	($27,358)	($0.33)	($0.33)

Non-GAAP(A)
NOI	$57,935	N/A	N/A
FFO	26,508	$0.32	$0.32
Normalized FFO	27,671	$0.34	$0.33
AFFO	25,186	$0.31	$0.30
Normalized FAD	23,099	$0.28	$0.28

(A)	See end of press release for reconciliation of non-GAAP measures to net loss.
(B)	Non-GAAP measures per basic share are based on 82.1 million shares outstanding, and non-GAAP measures per diluted share are based on 82.7 million shares, representing the number of shares outstanding plus the number of shares issuable upon the exercise of options. GAAP net loss per basic share and per diluted share is based, in each case, on 82.1 million shares outstanding, because the inclusion of options in the calculation of GAAP net loss per diluted share would be anti-dilutive.

GAAP RESULTS

New Senior recorded a GAAP net loss of $27.4 million, or $0.33 per share, for the second quarter of 2016, compared to a GAAP net loss of $21.2 million, or $0.32 per share, for the second quarter of 2015. The year over year increase in the second quarter net loss was primarily driven by an increase in expenses of $33.5 million, partially offset by an increase in revenues of $27.3 million.

PORTFOLIO PERFORMANCE

Total NOI increased 20% to $57.9 million compared to $48.4 million for 2Q 2015. Since the end of 2Q 2015, the Company has grown its portfolio from 124 to 154 properties.

For the managed portfolio, total average occupancy increased 210 basis points to 88.3% compared to 86.2% for 2Q 2015. Total NOI for 2Q 2016 increased 44% to $29.7 million compared to $20.6 million for 2Q 2015. Quarter over quarter, same store average occupancy was flat at 88.3%, and same store NOI increased 2.1% to $29.7 million compared to $29.1 million for 1Q 2016. Year over year, same store average occupancy increased 120 basis points to 87.3% compared to 86.1% for 2Q 2015, and same store NOI decreased 3.7% to $19.6 million compared to $20.3 million for 2Q 2015.

For the triple net portfolio, total portfolio average occupancy increased 60 basis points to 88.8% compared to 88.2% for 2Q 2015. Triple net average occupancy is presented one quarter in arrears on a trailing twelve month basis.

SECOND QUARTER DIVIDEND

On August 3, 2016, the Company’s Board of Directors declared a cash dividend of $0.26 per share for the quarter ended June 30, 2016. The dividend is payable on September 22, 2016 to shareholders of record on September 8, 2016.

SHARE REPURCHASE ACTIVITY

The Company did not complete any share repurchases during the second quarter of 2016, and the remaining capacity under the Company’s share repurchase program is $89.7 million.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted in the Investor Relations section of the Company’s website, www.newseniorinv.com.

EARNINGS CONFERENCE CALL

Management will host a conference call on August 4, 2016 at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing (877) 694-6694 (from within the U.S.) or (970) 315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Senior Second Quarter 2016 Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newseniorinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on September 5, 2016 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside the U.S.); please reference access code “47502185.”

ABOUT NEW SENIOR

New Senior is a real estate investment trust focused on investing in senior housing properties across the United States. The Company is the only pure play senior housing REIT and is one of the largest owners of senior housing properties. Currently, New Senior owns 154 properties located across 37 states. New Senior is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm. More information about New Senior can be found at www.newseniorinv.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding our asset sale strategy and our expectation that we will complete asset sales in the fourth quarter of 2016. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for New Senior to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Senior expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Senior’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Consolidated Balance Sheets

(dollars in thousands, except share data)

	June 30, 2016 (Unaudited)	December 31, 2015
Assets
Real estate investments:
Land	$226,180	$222,795
Buildings, improvements and other	2,558,659	2,568,133
Accumulated depreciation	(174,158)	(129,788)

Net real estate property	2,610,681	2,661,140

Acquired lease and other intangible assets	321,440	308,917
Accumulated amortization	(223,598)	(166,714)

Net real estate intangibles	97,842	142,203

Net real estate investments	2,708,523	2,803,343

Cash and cash equivalents	83,630	116,881
Straight-line rent receivables	63,000	51,916
Receivables and other assets, net	52,921	45,319

Total Assets	$2,908,074	$3,017,459

Liabilities and Equity
Liabilities
Mortgage notes payable, net	$2,148,013	$2,151,317
Due to affiliates	11,804	9,644
Accrued expenses and other liabilities	103,723	89,173

Total Liabilities	$2,263,540	$2,250,134

Commitments and contingencies

Equity
Preferred Stock $0.01 par value, 100,000,000 shares authorized and none outstanding as of both June 30, 2016 and December 31, 2015	$—	$—
Common stock $0.01 par value, 2,000,000,000 shares authorized, 82,114,218 and 85,447,551 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	821	854
Additional paid-in capital	897,808	928,654
Accumulated deficit	(254,095)	(162,183)

Total Equity	$644,534	$767,325

Total Liabilities and Equity	$2,908,074	$3,017,459

Consolidated Statements of Operations (unaudited)

(dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Resident fees and services	$90,297	$63,470	$180,003	$110,658
Rental revenue	28,244	27,730	56,483	54,402

Total revenues	118,541	91,200	236,486	165,060

Expenses
Property operating expense	60,606	42,824	121,231	77,095
Depreciation and amortization	53,866	39,574	101,233	69,731
Interest expense	22,805	16,984	45,593	32,295
Acquisition, transaction, and integration expense	652	5,199	1,406	9,117
Management fees and incentive compensation to affiliate	4,430	3,071	8,358	6,122
General and administrative expense	3,554	4,129	7,924	7,539
Loss on extinguishment of debt	—	—	—	5,091
Other expense	511	480	698	480

Total expenses	$146,424	$112,261	$286,443	$207,470

Loss Before Income Taxes	(27,883)	(21,061)	(49,957)	(42,410)
Income tax (benefit) expense	(525)	129	(751)	34

Net Loss	$(27,358)	$(21,190)	$(49,206)	$(42,444)

Loss Per Share of Common Stock
Basic and diluted(A)	$(0.33)	$(0.32)	$(0.60)	$(0.64)

Weighted Average Number of Shares of Common Stock Outstanding
Basic and diluted(B)	82,114,218	66,857,483	82,590,408	66,637,670

Dividends Declared Per Share of Common Stock	$0.26	$0.49	$0.52	$0.49

(A)	Basic earnings per share (“EPS”) is calculated by dividing net income by the weighted average number of shares of common stock outstanding. Diluted EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding plus the additional dilutive effect, if any, of common stock equivalents during each period.
(B)	All outstanding options were excluded from the diluted share calculation as their effect would have been anti-dilutive.

Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Six Months Ended June 30,
	2016	2015
Cash Flows From Operating Activities
Net loss	$(49,206)	$(42,444)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of tangible assets and amortization of intangible assets	101,304	69,804
Amortization of deferred financing costs	4,841	4,473
Amortization of deferred community fees	(936)	(1,112)
Amortization of premium on mortgage notes payable	(292)	305
Non-cash straight line rent	(11,084)	(12,540)
Loss on extinguishment of debt	—	5,091
Equity-based compensation	5	17
Provision for bad debt	1,058	824
Other non-cash expense	557	480
Changes in:
Receivables and other assets, net	(5,924)	(4,432)
Due to affiliates	2,160	2,559
Accrued expenses and other liabilities	16,910	9,932

Net cash provided by operating activities	$59,393	$32,957

Cash Flows From Investing Activities
Cash paid for acquisitions, net of deposits	$—	$(584,932)
Capital expenditures	(9,563)	(4,978)
Funds reserved for future capital expenditures	(2,221)	(292)
Deposits refunded (paid) for real estate investments	584	(10,855)

Net cash used in investing activities	$(11,200)	$(601,057)

Cash Flows From Financing Activities
Proceeds from mortgage notes payable	$—	$757,572
Principal payments of mortgage notes payable	(7,854)	(7,911)
Repayments of mortgage notes payable	—	(289,484)
Payment of exit fee on extinguishment of debt	—	(1,499)
Payment of deferred financing costs	—	(8,798)
Payment of common stock dividend	(42,706)	(30,552)
Purchase of interest rate caps	—	(1,037)
Repurchase of common stock	(30,884)	—
Proceeds from issuance of common stock	—	276,569
Costs related to issuance of common stock	—	(10,056)

Net cash (used in) provided by financing activities	$(81,444)	$684,804

Net (Decrease) Increase in Cash and Cash Equivalents	(33,251)	116,704
Cash and Cash Equivalents, Beginning of Period	116,881	226,377

Cash and Cash Equivalents, End of Period	$83,630	$343,081

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest expense	$41,122	$26,734
Cash paid during the period for income taxes	262	190

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Common stock dividend declared but not paid	$—	$17,268

Reconciliation of NOI to Net Loss (dollars in thousands)
For the Quarter Ended June 30, 2016
Total revenues	$118,541
Property operating expense	(60,606)

NOI	57,935

Depreciation and amortization	(53,866)
Interest expense	(22,805)
Acquisition, transaction and integration expense	(652)
Management fees and incentive compensation to affiliate	(4,430)
General and administrative expense	(3,554)
Other expense	(511)
Income tax benefit	525

Net Loss	$(27,358)

Reconciliation of Net Loss to FFO, Normalized FFO, AFFO and Normalized FAD

(dollars and shares in thousands, except per share data)

For the Quarter Ended June 30, 2016
Net loss	$(27,358)
Adjustments:
Depreciation and amortization	53,866

FFO	$26,508
FFO per diluted share	$0.32

Acquisition, transaction and integration expense	652
Other expense	511

Normalized FFO	$27,671
Normalized FFO per diluted share	$0.33

Straight-line rent	(5,531)
Amortization of deferred financing costs	2,413
Amortization of deferred community fees and other(1)	633

AFFO	$25,186
AFFO per diluted share	$0.30

Routine capital expenditures	(2,087)

Normalized FAD	$23,099
Normalized FAD per diluted share	$0.28

Weighted average basic shares outstanding	82,114
Weighted average diluted shares outstanding(2)	82,666

(1)	Includes amortization of above / below market lease intangibles, amortization of premium on mortgage notes payable and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.
(2)	Includes dilutive effect of options.

Reconciliation of Year-over-Year Same Store NOI (unaudited)

(dollars in thousands)

	2Q 2015				2Q 2016
	NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total	NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total
NOI	$27,730	$20,315	$331	$48,376	$28,244	$19,573	$10,118	$57,935

Depreciation and amortization				(39,574)				(53,866)
Interest expense				(16,984)				(22,805)
Acquisition, transaction and integration expense				(5,199)				(652)
Management fees and incentive compensation to affiliate				(3,071)				(4,430)
General and administrative expense				(4,129)				(3,554)
Other expense				(480)				(511)
Income tax benefit (expense)				(129)				525

Net Loss				($21,190)				($27,358)

Reconciliation of Quarter-over-Quarter Same Store NOI (unaudited)

(dollars in thousands)

	1Q 2016				2Q 2016
	NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total	NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total
NOI	$28,239	$29,081	—	$57,320	$28,244	$29,691	—	$57,935

Depreciation and amortization				(47,367)				(53,866)
Interest expense				(22,788)				(22,805)
Acquisition, transaction and integration expense				(754)				(652)
Management fees and incentive compensation to affiliate				(3,928)				(4,430)
General and administrative expense				(4,370)				(3,554)
Other expense				(187)				(511)
Income tax benefit				226				525

Net Loss				($21,848)				($27,358)

NON-GAAP FINANCIAL MEASURES

The tables above set forth reconciliations of non-GAAP measures to net loss, which is the most directly comparable GAAP financial measure.

A non-GAAP financial measure is a measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are not excluded from or included in the most comparable GAAP measure. We consider certain non-GAAP financial measures to be useful supplemental measures of our operating performance. GAAP accounting for real estate assets assumes that the value of real estate assets diminishes predictably over time, even though real estate values historically have risen or fallen with market conditions. As a result, many industry investors look to non-GAAP financial measures for supplemental information about real estate companies.

You should not consider non-GAAP measures as alternatives to GAAP net income, which is an indicator of our financial performance, or as alternatives to GAAP cash flow from operating activities, which is a liquidity measure, nor are non-GAAP measures necessarily indicative of our ability to satisfy our funding requirements. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP measures in conjunction with GAAP net income as presented in our Consolidated Financial Statements and other financial data included elsewhere in this report. Moreover, the comparability of non-GAAP financial measures across companies may be limited as a result of differences in the manner in which real estate companies calculate such measures.

Below is a description of the non-GAAP financial measures presented herein.

NOI

The Company evaluates the performance of each of its two business segments based on NOI. The Company defines NOI as total revenues less property-level operating expenses, which include property management fees, payroll expense and travel cost reimbursements to affiliates. The sum of the NOI for each segment is total NOI, which the Company uses to evaluate the aggregate performance of its segments. Management believes that NOI serves as a useful supplement to net income because it allows investors, analysts and management to measure unlevered property-level operating results and to compare the Company’s operating results between periods and to the operating results of other real estate companies on a consistent basis. Same store NOI includes only properties owned for the entirety of comparable periods.

FFO and Other Non-GAAP Measures

We use Funds From Operations (“FFO”) and Normalized FFO as supplemental measures of our operating performance. We use the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as GAAP net income excluding gains (losses) from sales of depreciable real estate assets and impairment charges of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and joint ventures to reflect FFO on the same basis.

Normalized FFO, as defined below, measures the financial performance of our portfolio of assets excluding items that, although incidental to, are not reflective of the day-to-day operating performance of our portfolio of assets. We believe that Normalized FFO is useful because it facilitates the evaluation of our portfolio’s operating performance (i) between periods on a consistent basis and (ii) to the operating performance of other real estate companies. However, comparability may be limited because our calculation of Normalized FFO may differ significantly from that of other companies, or because of features of our business that are not present in other companies.

We define Normalized FFO as FFO excluding the following income and expense items, as applicable: (a) acquisition, transaction and integration related costs and expenses; (b) the write off of unamortized discounts, premiums, deferred financing costs, or additional costs, make whole payments and penalties or premiums incurred as the result of early repayment of debt (collectively

“Gain (Loss) on extinguishment of debt”); (c) incentive compensation recognized as a result of sales of property and (d) other items that we believe are not indicative of operating performance, generally reported as “Other (income) expense” in the Consolidated Statements of Operations.

Management also uses AFFO and Normalized FAD as supplemental measures of the Company’s operating performance.

We define AFFO as Normalized FFO excluding the impact of the following: (a) straight-line rents; (b) amortization of above / below market lease intangibles; (c) amortization of deferred financing costs; (d) amortization of premium on mortgage notes payable and (e) amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives. We believe AFFO is useful because it facilitates the evaluation of (i) the current economic return on our portfolio of assets between periods on a consistent basis and (ii) our portfolio versus those of other real estate companies that report AFFO. However, comparability may be limited because our calculation of AFFO may differ significantly from that of other companies, or because of features of our business that are not present in other companies.

We define Normalized FAD as AFFO less routine capital expenditures, which we view as a cost associated with the current economic return.